Exhibit 10.31
EIGHTH AMENDMENT
TO THE
DYNEGY NORTHEAST GENERATION, INC. RETIREMENT INCOME PLAN
This Eighth Amendment to the Dynegy Northeast Generation, Inc. Retirement Income Plan is made and entered into by Dynegy Northeast Generation, Inc. (the “Company”), effective as of January 1, 2008.
WITNESSETH:
WHEREAS, the Company and its predecessors have previously adopted the Dynegy Northeast Generation, Inc. Retirement Income Plan, effective January 31, 2001 and as subsequently amended (the “Plan”); and
WHEREAS, the Company and its delegates are authorized and empowered to amend the Plan pursuant to Section 8.1 of the Plan; and
WHEREAS, the Company and Dynegy Inc. desire that the Board of Directors of Dynegy Inc. and the Dynegy Inc. Benefit Plans Committee have certain powers and responsibilities with respect to the Plan;
WHEREAS, the Dynegy Inc. Benefit Plans Committee met and approved on August 23, 2007 certain changes to the Plan for compliance with the Pension Protection Act of 2006 (“PPA”) and the Company desires to approve the specific Plan amendments for these changes.
NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2008, as follows:

I.
Section 1.2(b) is amended by adding at the end as follows:
“The applicable interest rate from and after January 1, 2008 is the annual rate of interest determined in accordance with Code Section 417(e)(3)(C) for the lookback month preceding the first day of the stability period. On and after January 1, 2008, the annual rate is the adjusted first, second and third segment rates applied under rules similar to the rules of Code Section 430(h)(2)(C) for the month before the date of the distribution or such other time as the Secretary of the Treasury may prescribe by regulation. For purposes of this Paragraph, the adjusted first, second and third segment rates are the first, second and third segment rates which would be determined under Code Section 430(h)(2)(c) if (i) Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in clause (ii) for the average yields for the 24-month period described in such section; (ii) Code Section 430(h)(2)(G)(i)(II) were applied by substituting “section 417(e)(3)(A)(ii)(II)” for “section 412(b)(5)(B)(ii)(II)’’; and (iii) the applicable percentage under Code Section 430(h)(2)(G) were determined in accordance with the following table:

For Plan Year	Applicable Percentage

2008	20%
2009	40%
2010	60%
2011	80%”
II.
Section 1.5 is amended in its entirety to provide as follows:
“1.5 Board means the Board of Directors of Dynegy Inc.”
III.
Section 1.8 is amended in its entirety to provide as follows:
“1.8 Committee means the Dynegy Inc. Benefit Plans Committee.”

IV.
Article I is amended by adding a new section, Section 1.33A, immediately following Section 1.33, to provide as follows:
“1.33A Qualified Optional Survivor Annuity means an annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is equal to 75% of the annuity which is payable during the joint lives of the Participant and the Spouse that is the Actuarial Equivalent of the standard form of benefit and that is provided in compliance with section 417(g) of the Code commencing as of January 1, 2008.”
V.
Section 1.37 is amended in its entirety to provide as follows:
“1.37 Trust (or Trust Fund) means the fund established to hold Plan assets and from which the Plan assets are distributed. When there is more than one Trust, the term ‘Trust’ shall refer to all such Trusts.”
VI.
Section 1.38 is amended in its entirety to provide as follows:
“1.38 Trustee means the legal reserve life insurance company or trustee selected to hold and/or invest the Plan assets, and if and when directed, to pay the benefits provided under the Plan. When there is more than one Trustee, the term ‘Trustee’ shall refer to all such ‘Trustees.’’
VII.
Section 4.2(a)(4)(B) is amended by deleting the first sentence and replacing it with the following:
“The term ‘Qualified Election’ shall mean an election to waive the applicable standard form of annuity and, effective January 1, 2008, to elect or waive the Qualified Optional Survivor Annuity.”
VIII.
Section 8.1(a) is amended in its entirety to provide as follows:
“(a) Right to Amend. Subject to Section 8.1(b) and any other limitations contained in ERISA or the Code, the Board or the Compensation Committee of the Board may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Plan Sponsor and all Employers; provided, however, that (a) any amendments to the Plan that do not have a significant cost impact on the Employer may also be made by the Committee and (b) any amendments to the Plan that do not have any cost impact on the Employer may also be made by the Chairman of the Committee. Further, but not by way of limitation, the Board, the Compensation Committee of the Board, the Committee, or the Chairman of the Committee may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code or to maintain the Plan in compliance with applicable law, whether or not retroactive.”

IX.
Section 8.2(a) is amended in its entirety to provide as follows:
“(a) Right to Terminate or Partially Terminate. The Plan Sponsor and the Employer have established the Plan with the bona fide intention and expectation that from year to year the Employer will be able to, and will deem it advisable to make its contributions as herein provided. However, the Plan Sponsor and the Employer realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable for the Employer to continue to make its contributions to the Plan. Therefore, the Board shall have the right and the power to terminate the Plan or partially terminate the Plan at any time hereafter. Each member of the Committee, the Trustee and all affected Participants shall be notified of such termination or partial termination. ”
X.
Section 9.1 is amended in its entirety to provide as follows:
“9.1(a) Fiduciary Provisions. This Section 9.1(a) shall control over any contrary, inconsistent, or ambiguous provisions contained in the Plan.
(1)
General Allocation of Fiduciary Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Board shall have the sole authority to appoint and remove the Trustee and members of the Committee. Except as otherwise specifically provided herein, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

(2)
Delegation of Fiduciary Duties. The Committee may appoint subcommittees, individuals, or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment delegation, and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate any fiduciary responsibility in making or continuing such delegation.

(3)
Investment Manager. The Committee may, in its sole discretion, appoint an “investment manager,” with power to manage, acquire, or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

(A) the investment manager is (i) registered as an investment adviser under the Investment Advisers Act of 1940, (ii) not registered as an investment adviser under such act by reason of paragraph (1) of section 203A(a) of such act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) a bank, as defined in the Investment Advisers Act of 1940, or (iv) an insurance company qualified to do business under the laws of more than one state; and

(B) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee does not violate any fiduciary responsibility in making or continuing such appointment. Notwithstanding anything to the contrary herein contained, the trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within the Committee’s sole discretion.

9.1 (b) The Committee.
(1) Appointment of Committee. The general administration of the Plan shall be vested in the Committee. For purposes of ERISA, the Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan (except as to the investment of the assets of the Trust).

(2) Records and Procedures. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant or beneficiary such records as pertain to that individual’s interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.
(3) Meetings. The Committee shall hold meetings upon such notice and at such time and place as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.
(4) Self-Interest of Participants. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning’the matter in which he is disqualified.
(5) Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by ERISA or other applicable law, or required by the Plan Sponsor, members of the Committee shall furnish bond or security for the performance of their duties hereunder.
(6) Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority, and duty:
(A) To make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, provided such rules, regulations, and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Plan Sponsor and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Committee;
(B) To construe in its discretion all terms, provisions, conditions, and limitations of the Plan, and, in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

(C) To correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient in its discretion to effectuate the purposes of the Plan;
(D) To employ and compensate such accountants, attorneys, investment advisors, actuaries, and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan;
(E) To determine in its discretion all questions relating to eligibility;
(F) To make a determination in its discretion as to the right of any person to a benefit under the Plan and the amount, if any, of such benefit and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;
(G) To prepare, file, and distribute, in such manner as the Committee determines to be appropriate, such information, and material as is required by the reporting and disclosure requirements of ERISA;
(H) To issue directions, which shall be in writing and signed by an authorized member of the Committee, to the Trustee concerning all benefits that are to be paid from the Trust pursuant to the provisions of the Plan;
(I) To designate entities as participating Employers under the Plan;
(J) To establish an investment policy for the Plan; and
(K) To receive and review reports from the Trustee as to the financial condition of the Trust, including its receipts and disbursements.
Any provisions of the Plan to the contrary notwithstanding, benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.
9.1(c) The Trustee and Trust
(1) Trustee. The assets of the Plan shall be maintained in a fund by the Trustee for the purpose of providing the benefits provided for under the Plan, The Plan Sponsor may provide for such fund by entering into an annuity contract or a trust agreement with the Trustee. The Plan Sponsor may maintain the Plan’s fund through more than one Trustee and under more than one annuity contract or trust agreement, or any combination thereof. The Plan Sponsor, at any time and from time to time, may substitute a new funding medium or Trustee without such substitution being considered a discontinuance of the Plan.
The Trustee shall receive such compensation for its services as Trustee as may be agreed upon from time to time by the Plan Sponsor and the Trustee. The Trustee shall be reimbursed for all reasonable expenses it incurs while acting as the Trustee, as agreed upon by the Plan Sponsor.

(2) Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, actuarial, legal, accounting, premiums to the Pension Benefit Guaranty Corporation, Trustee fees, direct expenses of the Plan Sponsor, the Employer and the Committee in the administration of the Plan, and the cost of furnishing any bond or security required of the Committee, shall be paid by the Trustee from the Trust and, until paid, shall constitute a claim against the Trust which is paramount to the claims of Participants and beneficiaries; provided, however, that (A) the obligation of the Trustee to pay such expenses from the Trust shall cease to exist to the extent such expenses are paid by the Plan Sponsor or the Employer and (B) in the event the Trustee’s compensation is to be paid, pursuant to this Section, from the Trust, any individual serving as a Trustee who already receives full-time pay from the Plan Sponsor, an Employer or an association of Employers whose employees are Participants, or from an employee organization whose members are Participants, shall not receive any additional compensation for serving as a Trustee. This Section shall be deemed a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.
(3) Trust Property.
(A) All contributions heretofore made and hereafter made under this Plan shall be paid to the Trustee and shall be held, invested, and reinvested by the Trustee as Plan assets. All property and funds of the Trust, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, as provided in the Plan, and shall be used to pay benefits to Participants or their beneficiaries, or to pay expenses of administration of the Plan and Trust to the extent not paid by the Plan Sponsor or the Employer.
(B) No Participant shall have any title to any specific asset in the Trust. No Participant shall have any right to, or interest in, any assets of the Trust upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable to such Participant out of the assets of the Trust.
(C) Authorization of Benefit Payments. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust pursuant to the provisions of the Plan. All distributions hereunder shall be made in cash or in the form of a commercial annuity contract.

(D) Payments Solely from Trust. All benefits payable under the Plan shall be paid of provided for solely from the Trust, and neither the Plan Sponsor, the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.
(E) No Benefits to the Employer. No part of the corpus or income of the Trust shall be used for any purpose other than the exclusive purpose of providing benefits for the Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan and the Trust. Anything to the contrary herein notwithstanding, the Plan shall not be construed to vest any rights in the Plan Sponsor of the Employer other than those specifically given hereunder.”
XI.
Section 9.2 is amended with entirety to provide as follows:
“9.2 Employer to Supply Information. The Employer shall supply full and timely information to the Committee, including, but not limited to, information relating to each Participant’s Compensation, age, retirement, death, or other cause of termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.”
XII.
Section 9.3 is amended in its entirety to provide as follows:
“9.3 Indemnification. The Plan Sponsor shall indemnify and hold harmless each member of the Committee and each individual employed by the Plan Sponsor or a Controlled Group member who is a delegate of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such individual’s own gross negligence or willful misconduct. Expenses against which such individual shall be indemnified hereunder shall include, without limitation, the amounts of any settlement of judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.”

XIII.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Eighth Amendment has been executed by the duly designated officer and is effective as of the date set forth hereinabove.

Dynegy Northeast Generation, Inc.

By:	/s/ Kimberly M. O’Brien
Title:	Secretary
Date:	December 10, 2007

APPROVED AND ACCEPTED:

Dynegy Inc.

By:	/s/ J. Kevin Blodgett

Title:	EVP- Administrative
Date:	December 10, 2007

Dynegy Inc. Benefit Plans Committee

By:	/s/ Julius Cox

Title:	Chairman, Benefits Plans Committee
Date:	December 10, 2007